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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                       FOR REGISTRATION OF CERTAIN CLASSES
                OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                       HUNTINGTON PREFERRED CAPITAL, INC.
             (Exact name of registrant as specified in its charter)


                  OHIO                                NO. 31-1356967
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                HUNTINGTON CENTER
                              41 SOUTH HIGH STREET
                              COLUMBUS, OHIO 43287
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:
333-61182

Securities to be registered pursuant to Section 12(g) of the Act:

                Noncumulative Exchangeable Preferred Securities,
                    Class C (Liquidation Amount $25.00 each)
                                (Title of Class)


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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         We incorporate by reference the description of our Noncumulative Exchangeable Preferred Securities, Class C (Liquidation Amount $25.00) contained in the Prospectus under the heading "Description of Capital Stock" included in the Registrant's Registration Statement on Form S-11, as amended (File No. 333-61182).


ITEM 2.  EXHIBITS

Exhibit No.                                 Description
-----------                                 -----------

    3(a)(i) Amended and Restated Articles of Incorporation, previously filed as Exhibit 3(a)(i) to the Registrant's Registration Statement of Form S-11 (File No. 333-61182), filed with the Securities and Exchange Commission on May 17, 2001, and incorporated herein by reference.

    3(a)(ii) Form of Amended and Restated Articles of Incorporation, previously filed as Exhibit 3(a)(ii) to the Registrant's Amendment No. 3 to Registration Statement of Form S-11 (File No. 333-61182), filed with the Securities and Exchange Commission on October 2, 2001, and incorporated herein by reference.

    3(b) Code of Regulations, previously filed as Exhibit 3(b) to the Registrant's Registration Statement of Form S-11 (File No. 333-61182), filed with the Securities and Exchange Commission on May 17, 2001, and incorporated herein by reference.

    4 Specimen of certificate representing Class C preferred securities, previously filed as Exhibit 4 to the Registrant's Amendment No. 1 to Registration Statement of Form S-11 (File No. 333-61182), filed with the Securities and Exchange Commission on May 31, 2001, and incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        HUNTINGTON PREFERRED CAPITAL, INC.


                                          /s/ Richard A. Cheap
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Dated: October 11, 2001                 Richard A. Cheap, Vice President and
                                          Secretary